Exhibit 99.1

CAROLINA NATIONAL CORPORATION
AND SUBSIDIARY

Consolidated Financial Statements

and

Report of Independent Registered Public Accounting Firm

For the Years Ended December 31, 2007 and 2006

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

Table of Contents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Carolina National Corporation and Subsidiary
Columbia, South Carolina

We have audited the accompanying consolidated balance sheets of Carolina National Corporation and subsidiary (the "Company"), as of December 31, 2007 and 2006 and the related consolidated statements of operations, changes in shareholders’ equity and comprehensive income and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Carolina National Corporation and subsidiary at December 31, 2007 and 2006 and the results of their operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, on January 31, 2008 Carolina National Corporation merged with First National Bancshares, Inc.

/s/ Elliott Davis, LLC
Elliott Davis, LLC
Columbia, South Carolina
March 26, 2008

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

Consolidated Balance Sheets

	December 31,
	2007	2006
Assets:
Cash and cash equivalents:
Cash and due from banks	$11,633,783	$3,232,394
Federal funds sold	-	8,803,000
Total cash and cash equivalents	11,633,783	12,035,394
Investment securities:
Nonmarketable equity securities	1,275,700	644,400
Total investment securities	1,275,700	644,400
Loans receivable	206,216,093	194,784,723
Less allowance for loan losses	2,481,257	2,434,900
Loans, net	203,734,836	192,349,823
Premises, furniture and equipment, net	1,648,464	1,486,250
Accrued interest receivable	984,954	1,119,030
Other assets	1,299,921	1,276,905
Total assets	$220,577,658	$208,911,802
Liabilities:
Deposits:
Noninterest-bearing transaction accounts	$13,559,142	$17,666,870
Interest-bearing transaction accounts	8,993,606	10,307,063
Savings and money market	28,783,340	34,971,834
Time deposits $100,000 and over	75,759,007	65,233,757
Other time deposits	57,856,800	47,402,659
Total deposits	184,951,895	175,582,183
Advances from Federal Home Loan Bank	-	1,000,000
Federal Funds Purchased	1,353,000	-
Accrued interest payable	1,732,481	1,531,840
Other liabilities	279,394	204,804
Total liabilities	188,316,770	178,318,827
Commitments and contingencies (Notes 11 and 13)
Shareholders’ equity:
Preferred stock, 10,000,000 shares authorized, none issued	-	-
Common stock, no par value, 20,000,000 shares authorized;
2,593,023 and 2,578,503 shares issued at December 31, 2007
and 2006, respectively	31,315,586	31,061,361
Retained earnings (deficit)	945,302	(468,386)
Total shareholders’ equity	32,260,888	30,592,975
Total liabilities and shareholders’ equity	$220,577,658	$208,911,802

The accompanying notes are an integral part of the consolidated financial statements.

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Operations
For the years ended December 31, 2007 and 2006

	2007	2006
Interest income:
Loans, including fees	$15,539,702	$12,782,955
Investment securities:
Taxable	-	8,848
Nonmarketable equity securities	64,265	74,390
Federal funds sold and other	792,437	681,979
Total	16,396,404	13,548,172
Interest expense:
Time deposits $100,000 and over	3,931,864	2,614,004
Other deposits	4,093,130	2,883,333
Other	10,503	45,179
Total	8,035,497	5,542,516
Net interest income	8,360,907	8,005,656
Provision for loan losses	209,414	603,355
Net interest income after provision for loan losses	8,151,493	7,402,301
Noninterest income:
Service charges on deposit accounts	261,436	208,883
Residential mortgage origination fees	23,420	107,068
Other	101,460	97,281
Total noninterest income	386,316	413,232
Noninterest expenses:
Salaries and employee benefits	2,858,951	2,420,760
Net occupancy	617,733	410,104
Furniture and equipment	274,698	239,102
Other operating	2,352,021	1,709,028
Total noninterest expense	6,103,403	4,778,994
Income before income taxes	2,434,406	3,036,539
Income tax expense	1,020,718	1,107,357
Net income	$1,413,688	$1,929,182
Earnings per share
Basic earnings per share	$.55	$.75
Diluted earnings per share	$.53	$.73
Average shares outstanding - basic	2,582,825	2,575,002
Average shares outstanding - diluted	2,650,887	2,659,265

The accompanying notes are an integral part of the consolidated financial statements.

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Changes in Shareholders’ Equity and Comprehensive Income
For the years ended December 31, 2007 and 2006

				Accumulated
				Other
	Common Stock		Retained	Comprehensive
	Shares	Amount	Deficit	Income (Loss)	Total
Balance, December 31, 2005	2,427,303	$28,772,288	$(2,397,568)	$(6,806)	$26,367,914

Issuance of common stock, net	150,000	2,245,344			2,245,344

Stock-based compensation		31,729			31,729

Exercise of options	1,200	12,000			12,000

Net income			1,929,182		1,929,182

Other comprehensive income,
net of tax				6,806	6,806

Comprehensive income					1,935,988

Balance, December 31, 2006	2,578,503	31,061,361	(486,386)		30,592,975

Stock-based compensation		66,025			66,025

Exercise of options	14,520	145,200			145,200

Tax benefit from employee
disposition of option shares		43,000			43,000

Net income			1,413,688		1,413,688

Other comprehensive income,
net of tax				-	-

Comprehensive income					1,413,688

Balance, December 31, 2007	2,593,023	$31,315,586	$945,302	$-	$32,260,888

The accompanying notes are an integral part of the consolidated financial statements.

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Cash Flows
For the years ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net income	$1,413,688	$1,929,182
Adjustments to reconcile net loss to net cash
provided by operating activities:
Provision for loan losses	209,414	603,355
Depreciation and amortization expense	299,514	239,933
Deferred income tax expense	60,798	630,179
Stock based compensation expense	66,025	31,729
(Increase) decrease in accrued interest receivable	134,076	(469,212)
Increase in accrued interest payable	200,641	626,569
Loss on disposal of asset	-	7,200
Increase in other assets	(83,813)	(125,396)
Increase (decrease) in other liabilities	74,590	(873,972)

Net cash provided by operating activities	2,374,933	2,599,567

Cash flows from investing activities:
Purchases of nonmarketable equity securities	(631,300)	(133,200)
Calls or maturities of securities held to maturity	-	3,000,000
Net increase in loans	(11,594,427)	(55,682,977)
Purchase of premises, furniture and equipment	(461,728)	(809,525)

Net cash used by investing activities	(12,687,455)	(53,625,702)

Cash flows from financing activities:
Net increase (decrease) in demand deposits,
interest-bearing transaction accounts and savings accounts	(11,609,679)	8,699,995
Net increase in certificates of deposit and
other time deposits	20,979,390	31,136,478
Increase in federal funds purchased	1,353,000	-
Repayments of advances from Federal Home Loan Bank	(1,000,0000)	-
Proceeds from exercise of stock options	188,200	12,000
Issuance of common stock, net	-	2,245,344

Net cash provided by financing activities	9,910,911	42,093,817

Net decrease in cash and cash equivalents	(401,611)	(8,932,318)

Cash and cash equivalents, beginning of year	12,035,394	20,967,712

Cash and cash equivalents, end of year	$11,633,783	$12,035,394

The accompanying notes are an integral part of the consolidated financial statements.

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

NOTE 1 - BUSINESS COMBINATION

On August 26, 2007, Carolina National Corporation ("Carolina National") entered into an Agreement of Plan of Merger ("Agreement") to merge with and into First National Bancshares, Inc., Spartanburg, South Carolina ("First National"). In accordance with this Agreement, effective January 31, 2008, Carolina National merged with and into First National, thereby disposing of all of its assets and ceasing to exist as a separate entity. As a result of the merger, each issued and outstanding share of Carolina National stock was to be converted into the right to receive, subject to proration described below either (i) 1.4678 shares of First National common stock, (ii) $21.65 in cash, or (iii) a combination of both stock and cash. In total, the merger was to be allocated as: 70% of Carolina National's outstanding shares of common stock exchanged for shares of First National common stock and 30% of Carolina National's outstanding shares of common stock exchanged for cash. Cash was to be paid for fractional shares.

In connection with this agreement, the Company had incurred approximately $400,000 in costs, principally in professional and legal fees as of December 31, 2007. Nonvested stock options outstanding vested upon merger with First National on January 31, 2008 and were accounted for as a component of the business combination transaction. Stock warrants, per the merger agreement, in the merger would be converted immediately into exerciseable rights to purchase First National stock at the predetermined conversion ratio or the warrant holders may request their warrants to be converted into the right to receive $21.65 less the exercise price adjusted for the predetermined conversion ratio. All outstanding stock warrants were converted into cash by the warrant holders on January 29, 2008 and in 2008, the Company expensed approximately $2.4 million related to this transaction.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Carolina National Corporation (the Company) was incorporated on February 14, 2000, to be a bank holding company for Carolina National Bank & Trust Company (the Bank). Carolina National Bank & Trust Company commenced business on July 15, 2002. The principal business activity of the Bank is to provide banking services to domestic markets, principally in Richland County, South Carolina and loan production office in Horry County, South Carolina. The Bank is chartered under the National Bank Act, and its deposits are insured by the Federal Deposit Insurance Corporation up to applicable limits. The consolidated financial statements include the accounts of the parent company and its wholly-owned subsidiary after elimination of all significant intercompany balances and transactions.

Management’s Estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans, including valuation allowances for impaired loans, and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and valuation of foreclosed real estate, management obtains independent appraisals for significant properties. Management must also make estimates in determining the estimated useful lives and methods for depreciating premises and equipment.

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

Management uses available information to recognize losses on loans and foreclosed real estate, however, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowances for losses on loans and foreclosed real estate. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change materially in the near term.

Concentrations of Credit Risk - Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of loans receivable, investment securities, federal funds sold and deposits due from banks.

The Company makes loans to individuals, small and medium sized businesses for various personal and commercial purposes primarily within the Columbia, South Carolina metropolitan area. The Company’s loan portfolio is not concentrated in loans to any single borrower or a relatively small number of borrowers. Additionally, Management is not aware of any concentrations of loans to classes of borrowers or industries that would be similarly affected by economic conditions.

In addition to monitoring potential concentrations of loans to particular borrowers or groups of borrowers, industries and geographic regions, management monitors exposure to credit risk from concentrations of lending products and practices such as loans that subject borrowers to substantial payment increases (e.g. principal deferral periods, loans with initial interest-only periods, etc), and loans with high loan-to-value ratios. Management has determined that there is no concentration of credit risk associated with its lending policies or practices. Additionally, there are industry practices that could subject the Company to increased credit risk should economic conditions change over the course of a loan’s life. For example, the Company makes variable rate loans and fixed rate principal-amortizing loans with maturities prior to the loan being fully paid (i.e., balloon payment loans). These loans are underwritten and monitored to manage the associated risks. Therefore, management believes that these particular practices do not subject the Company to unusual credit risk.

The Company places its deposits and correspondent accounts with and sells its federal funds to high quality institutions. Management believes credit risk associated with correspondent accounts is not significant.

Securities Available-for-Sale - Securities available-for-sale are carried at amortized cost and adjusted to estimated market value by recognizing the aggregate unrealized gains or losses in a valuation account. Aggregate market valuation adjustments are recorded in shareholders’ equity net of deferred income taxes. Reductions in market value considered by management to be other than temporary are reported as a realized loss and a reduction in the cost basis of the security. The adjusted cost basis of investments available-for-sale is determined by specific identification and is used in computing the gain or loss upon sale. As of December 31, 2007 and 2006, the Company had no available-for-sale investment securities.

Nonmarketable Equity Securities - Nonmarketable equity securities include the cost of the Company’s investment in the stock of the Federal Reserve Bank of Richmond and the Federal Home Loan Bank of Atlanta. The stocks have no quoted market value and no ready market exists.

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Investment in the Federal Home Loan Bank is a condition of borrowing from the Federal Home Loan Bank, and the stock is pledged to collateralize such borrowings. At December 31, 2007 and 2006, the Company's investment in Federal Home Loan Bank stock was $420,700 and $374,400, respectively. The investment in Federal Reserve Bank stock totaled $855,000 at December 31, 2007 and $270,000 at December 31, 2006. Dividends received on these stocks are included as a separate component of interest income.

Loans Receivable - Loans are stated at their unpaid principal balance. Interest income is computed using the simple interest method and is recorded in the period earned. Fees earned on loans are amortized over the life of the loan.

When serious doubt exists as to the collectibility of a loan or when a loan becomes contractually 90 days past due as to principal or interest, interest income is generally discontinued unless the estimated net realizable value of collateral exceeds the principal balance and accrued interest. When interest accruals are discontinued, income earned but not collected is reversed.

The Bank accounts for impaired loans in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standard (SFAS) No. 114, “Accounting by Creditors for Impairment of a Loan.” This statement requires that all lenders value loans at the loan’s fair value if it is probable that the lender will be unable to collect all amounts due according to the terms of the loan agreement. Fair value may be determined based upon the present value of expected cash flows, market price of the loan, if available, or value of the underlying collateral. Expected cash flows are required to be discounted at the loan’s effective interest rate. SFAS No. 114 was amended

Loans Receivable - (continued) by SFAS No. 118 to allow a lender to use existing methods for recognizing interest income on an impaired loan and by requiring additional disclosures about how a creditor recognizes interest income on an impaired loan.

Under SFAS No. 114, as amended by SFAS No. 118, when the ultimate collectibility of an impaired loan’s principal is in doubt, wholly or partially, all cash receipts are applied to principal. Once the reported principal balance has been reduced to zero, future cash receipts are applied to interest income, to the extent that any interest has been foregone. Further cash receipts are recorded as recoveries of any amounts previously charged off. When this doubt does not exist, cash receipts are applied under the contractual terms of the loan agreement first to interest income then to principal. A loan is also considered impaired if its terms are modified in a troubled debt restructuring. For these accruing impaired loans, cash receipts are typically applied to principal and interest receivable in accordance with the terms of the restructured loan agreement. Interest income is recognized on these loans using the accrual method of accounting.

The Company identifies impaired loans through its normal internal loan review process. Loans on the Company’s problem loan watch list are considered potentially impaired loans. These loans are evaluated in determining whether all outstanding principal and interest are expected to be collected in accordance with the contractual terms. Loans are not considered impaired if a minimal payment delay occurs and all amounts due, including accrued interest at the contractual interest rate for the period of delay, are expected to be collected.

Allowance for Loan Losses - The provision for loan losses charged to operating expenses reflects the amount deemed appropriate by management to establish an adequate reserve to meet the probable loan losses incurred the current loan portfolio. Management’s judgment is based on

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

periodic and regular evaluation of individual loans, the overall risk characteristics of the various portfolio segments, and prevailing economic conditions. Loans that are determined to be uncollectible are charged against the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance.

Premises, Furniture and Equipment - Premises, furniture and equipment are stated at cost, less accumulated depreciation. The provision for depreciation is computed by the straight-line method, based on the estimated useful lives for buildings of 40 years and for furniture and equipment of 5 to 10 years. Leasehold improvements are amortized over the life of the lease. The cost of assets sold or otherwise disposed of and the related allowance for depreciation are eliminated from the accounts and the resulting gains or losses are reflected in the income statement when incurred. Maintenance and repairs are charged to current expense. The costs of major renewals and improvements are capitalized.

Residential Loan Origination Fees - The Company offers residential loan origination services to its customers in its immediate market area. The loans are offered on terms and prices offered by the Company's correspondents and are closed in the name of the correspondents. The Company receives fees for services it provides in conjunction with the origination services it provides. The fees are recognized at the time the loans are closed by the Company's correspondent.

Income Taxes - Income taxes are the sum of amounts currently payable to taxing authorities and the net changes in income taxes payable or refundable in future years. Income taxes deferred to future years are determined utilizing a liability approach. This method gives consideration to the future tax consequences associated with differences between financial accounting and tax bases of certain assets and liabilities which are principally the allowance for loan losses, depreciable premises and equipment, and net operating loss carryforwards.

Advertising Expense - Advertising and public relations costs are generally expensed as incurred. External costs incurred in producing media advertising are expensed the first time the advertising takes place. External costs relating to direct mailing costs are expended in the period in which the direct mailings are sent. Advertising and public relations costs of $94,198 and $152,788 were included in the Company's results of operations for 2007 and 2006, respectively.

Retirement Benefits - The Company has a 401(k) Plan in place for the benefit of all eligible employees. The Company contributes to the Plan annually upon approval by the Board of Directors. The amount of the

Retirement Benefits - (continued) contributions made is at the discretion of the Board. Contributions made to the Plan in 2007 and 2006 amounted to $60,596 and $49,594, respectively.

Stock-Based Compensation - Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123 (R)”). SFAS No. 123(R) requires that the fair value of share-based payments to employees, including stock options, be recognized as compensation expense in the statement of operations.

In adopting SFAS No. 123(R), the Company elected to use the modified prospective method to account for the transition from the intrinsic value method to the fair value recognition method. Under the modified prospective method, compensation cost is recognized from the adoption date forward for all new stock options granted and for any outstanding unvested awards as if the fair value method had been applied to those awards as of the date of grant. The following table illustrates the effect on net income and earnings per share as if the fair value based method had been applied to all outstanding and unvested awards in each period.

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

In addition, the Company has outstanding stock warrants which were issued to directors of the Bank in connection with the organization of the Bank as described in Note 13.

In accordance with SFAS No. 123(R), the fair values were estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for the 2007 grants. A total of 1,105 options were granted on January 22, 2007 with a dividend yield of 0.00%, an expected volatility of 38.60%, a risk-free interest rate of 4.88% and an expected life of 10 years. An additional grant was made on April 1, 2007 for 852 shares, with a dividend yield of 0.00%, an expected volatility of 20.29%, a risk-free interest rate of 5.05%, and an expected life of 10 years. A total of 20,983 shares were granted on July 1, 2007 with a dividend yield of 0.00%, and expected volatility of 21.08%, a risk-free interest rate of 5.00%, and an expected life of 10 years. The assumptions used for the 5,900 options granted in 2006 included a dividend yield of 0.00%, an expected volatility of 19.88%, a risk-free interest rate of 4.93% and an expected life of 7 years. As a result of these calculations, the Company recognized expense of $66,025 and $31,729 in 2007 and 2006, respectively.

Earnings Per Share - Basic earnings per share represents income available to shareholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued. Potential common shares that may be issued by the Company relate to both outstanding warrants and stock options and are determined using the treasury stock method.

Comprehensive Income - Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

The components of other comprehensive income and related tax effects for the years ended December 31, 2007 and 2006 are as follows:
	2007	2006
Unrealized holding gains on securities available-for-sale	$-	$10,312
Reclassification adjustment for losses realized in net income	-	-
Net unrealized gains on securities available-for-sale	-	10,312
Tax effect	-	(3,506)
Net-of-tax amount	$-	$6,806

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Statement of Cash Flows - For purposes of reporting cash flows in the financial statements, the Company considers certain highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents include amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

Interest paid on deposits and other borrowings totaled $7,555,462 and $4,915,947 for the years ended December 31, 2007 and 2006, respectively.

Income taxes paid for the years ended December 31, 2007 and 2006 totaled $771,597 and $732,688, respectively.
Changes in the valuation account of securities available-for-sale, including the deferred tax effects, are considered noncash transactions for purposes of the statement of cash flows and are presented in detail in the notes to the financials.

Off-Balance-Sheet Financial Instruments - In the ordinary course of business, the Company enters into off-balance-sheet financial instruments consisting of commitments to extend credit and letters of credit. These financial instruments are recorded in the financial statements when they become payable by the customer.

Recent Accounting Pronouncements - The following is a summary of recent authoritative pronouncements that could impact the accounting, reporting, and / or disclosure of financial information by the Company.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This standard eliminates inconsistencies found in various prior pronouncements but does not require any new fair value measurements. SFAS 157 is effective for the Company on January 1, 2008 and will not impact the Company’s accounting measurements but it is expected to result in additional disclosures.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (“SFAS 159”). This statement permits, but does not require, entities to measure many financial instruments at fair value. The objective is to provide entities with an opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Entities electing this option will apply it when the entity first recognizes an eligible instrument and will report unrealized gains and losses on such instruments in current earnings. This statement 1) applies to all entities, 2) specifies certain election dates, 3) can be applied on an instrument-by-instrument basis with some exceptions, 4) is irrevocable and 5) applies only to entire instruments. One exception is demand deposit liabilities which are explicitly excluded as qualifying for fair value. With respect to SFAS 115, available-for-sale and held-to-maturity securities at the effective date are eligible for the fair value option at that date. If the fair value option is elected for those securities at the effective date, cumulative unrealized gains and losses at that date shall be included in the cumulative-effect adjustment and thereafter, such securities will be accounted for as trading securities. SFAS 159 is effective for the Company on January 1, 2008. The Company is currently analyzing the fair value option that is permitted, but not required, under SFAS 159.

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

In June 2007, the FASB ratified the consensus reached by the EITF with respect to EITF 06-11, “Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards” (“EITF 06-11”). Under EITF 06-11, a realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings and are paid to employees for equity-classified nonvested equity shares, nonvested equity share units and outstanding equity share options should be recognized as an increase in additional paid-in capital. This EITF is to be applied prospectively to the income tax benefits that result from dividends on equity-classified employee share-based payment awards that are declared beginning in 2008, and interim periods within those fiscal years. Early application is permitted. The Company does not believe the adoption of EITF 06-11 will have a material impact on its financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company's financial position, results of operations or cash flows.

Risks and Uncertainties - In the normal course of its business, the Company encounters two significant types of risks: economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or on different basis, than its interest-earning assets. Credit risk is the risk of default on the Company's loan portfolio that results from borrowers’ inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of collateral underlying loans receivable and the valuation of real estate held by the Company.

The Company is subject to the regulations of various governmental agencies. These regulations can and do change significantly from period to period. The Company also undergoes periodic examinations by the regulatory agencies, which may subject it to further changes with respect to asset valuations, amounts of required loss allowances and operating restrictions from the regulators' judgments based on information available to them at the time of their examination.

Reclassifications - Certain captions and amounts in the 2006 financial statements were reclassified to conform with the 2007 presentation.

NOTE 3 - CASH AND DUE FROM BANKS

The Bank is required to maintain cash balances with Silverton Bank to cover all cash letter transactions. At December 31, 2007 and 2006, the requirement was met by the cash balance in the account. The Bank is also required to maintain average reserve balances, computed by applying prescribed percentages to its various types of deposits, either at the bank, or on deposit with the Federal Reserve Bank. At December 31, 2007 and 2006, these required reserves were met by vault cash.

NOTE 4 - INVESTMENT SECURITIES

The Company had no investment securities available for sale at December 31, 2007, or 2006.

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

NOTE 5 - LOANS RECEIVABLE

Major classifications of loans receivable are summarized as follows:

	December 31,
	2007	2006
Mortgage loans on real estate:
Residential 1-4 Family	$21,965,804	$24,574,431
Multifamily	1,724,244	937,203
Commercial	72,140,816	73,015,515
Construction and Land	57,986,325	44,708,663
Second Mortgage Loans	2,085,386	1,498,413
Equity Lines of Credit	26,978,193	27,429,465
	182,880,768	172,163,690
Commercial and industrial	20,826,600	20,363,359
Consumer	2,508,725	2,257,674
Other	-	-
Total loans	$206,216,093	$194,784,723

Transactions in the allowance for loan losses during 2007 and 2006 are summarized below:

	2007	2006
Balance, beginning of year	$2,434,900	$1,882,099
Provision charged to operations	209,414	603,355
Chargeoffs	(163,821)	(50,554)
Recoveries	764	-
Balance, end of year	$2,481,257	$2,434,900

At December 31, 2007, the Bank had eight loans in nonaccrual status totaling $2,457,857 which management considered impaired. Of these eight loans, seven of these loans totaling $2,416,109 are secured by real estate and an allowance amount of $663,956 has been recognized in the allowance for loan losses as of December 31, 2007 of which $308,932 was charged off after year end. The one remaining loan totaling $41,748 is unsecured and has been fully reserved in the allowance for loan losses. At December 31, 2006, the Bank had eight loans in nonaccrual status totaling $653,313. Five of these loans on nonaccrual totaling $586,115, were secured by real estate and the remaining three loans were secured by automobiles. All of these loans either paid out, or were charged off during 2007 with the Bank recognizing a loss of $48,355 during the period. Additionally, as of December 31, 2007, the Bank had two loans 90 days, or more past due in the amount of $68,756 accruing interest. Both loans are adequately secured with minimal to no loss anticipated. As of December 31, 2006, the Bank had one loan 90 days, or more past due in the amount of $425,000 accruing interest. This loan was brought current during 2007.

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

NOTE 6 - PREMISES, FURNITURE AND EQUIPMENT

Premises, furniture and equipment consisted of the following:
	December 31,
	2007	2006
Buildings	$220,683	$220,683
Leasehold improvements	835,646	829,317
Construction in progress	162,002	-
Furniture and equipment	1,408,354	1,116,731
Total	2,626,685	2,166,731
Less, accumulated depreciation	978,221	680,481
Premises, furniture and equipment, net	$1,648,464	$1,486,250

Depreciation and amortization expense was $299,514 and $239,933 for the years ended December 31, 2007 and 2006, respectively.

NOTE 7 - DEPOSITS

At December 31, 2007, the scheduled maturities of certificates of deposit were as follows:

Maturing In	Amount
2008	$128,887,413
2009	4,352,136
2010	269,683
2011	33,000
2012	73,575
Total	$133,615,807

NOTE 8 - ADVANCES FROM FEDERAL HOME LOAN BANK

At December 31, 2007 the Bank had no advances from the Federal Home Loan Bank. As of December 31, 2006 the Bank had one advance from the Federal Home Loan Bank in the amount of $1,000,000. The advance had a fixed interest rate of 4.51% and matured on March 27, 2007. Interest was paid monthly and principal was due at maturity. As collateral, the Bank has pledged liens on a portion of one to four family revolving loans and second mortgage loans. The aggregate balance of these loans was $27,429,465 at December 31, 2006.

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

NOTE 9 - OTHER OPERATING EXPENSES

Other operating expenses for the years ended December 31, 2007 and 2006 are summarized below:

	2007	2006
Professional fees	$814,783	$270,037
Telephone expenses	51,256	51,273
Office supplies, stationery, and printing	77,154	108,608
Data processing and related expenses	434,905	387,059
Advertising and public relations	94,198	152,788
Postage	53,268	44,805
Other	826,457	694,458
Total	$2,352,021	$1,709,028

NOTE 10 - INCOME TAXES

Income tax expense for the years ended December 31, 2007 and 2006 is summarized as follows:

	2007	2006
Current portion
Federal	$885,537	$387,807
State	74,383	89,371
Total current	959,920	477,178
Deferred	60,798	626,672
Income tax expense	$1,020,718	$1,103,850

Income tax expense is allocated as follows:
To continuing operations	$1,020,718	$1,107,357
To shareholders' equity	-	(3,507)
	$1,020,718	$1,103,850

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

NOTE 10 - INCOME TAXES - continued

The gross amounts of deferred tax assets and deferred tax liabilities are as follows:

	December 31,
	2007	2006
Deferred tax assets:
Allowance for loan losses	$494,766	$478,120
Net operating loss carryforward	6,450	2,539
Organization and start-up costs	-	41,226
Loan origination costs	52,643	103,631
Other	66,737	26,269
Total deferred tax assets	620,596	651,785
Deferred tax liabilities:
Accumulated depreciation	35,963	14,612
Available for sale securities	-	-
Prepaids	34,710	26,452
Total deferred tax liabilities	70,673	41,064
Net deferred tax asset	$549,923	$610,721

Deferred tax assets represent the future tax benefit of deductible differences and, if it is more likely than not that a tax asset will not be realized, a valuation allowance is required to reduce the recorded deferred tax assets to net realizable value. As of December 31, 2007, management believes it will fully realize 100% of the Company’s deferred tax asset.

The Company has a net state operating loss for income tax purposes of $322,148 as of December 31, 2007. This net operating loss expires in the year 2027.

A reconciliation between the income tax expense allocated to continuing operations and the amount computed by applying the Federal statutory rate of 34% for 2007 and 2006 to income before income taxes follows:

	2007	2006
Tax expense at statutory rate	$827,698	$1,032,423
State income tax, net of federal income tax effect	49,093	58,985
Non-deductible merger expenses	136,325 -
Other	7,602	15,949
Income tax expense	$1,020,718	$1,107,357

NOTE 11 - LEASES

The Company has entered into nine separate lease agreements for properties in Richland County, South Carolina for branch banking and mortgage operations. The leases have various initial terms and expire on various dates through 2022. The lease agreements generally provide that the Bank is responsible for ongoing repairs and maintenance, insurance and real estate taxes. The leases also provide for renewal options and certain scheduled increases in monthly lease payments.

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

The Company has also entered into a separate month to month lease for a loan production office. The lease is for property located in Richland County at a rate monthly of $613 and is cancelable with 30 days notice.

Rental expense under these operating lease agreements was $374,084 and $264,849 for the years ended December 31, 2007 and 2006, respectively.

Minimal future rental payments under non-cancelable operating leases having remaining terms in excess of one year, for each of the next five years and in the aggregate are:

2008	$431,356
2009	427,570
2010	346,694
2011	345,019
2012	183,833
Thereafter	1,636,370
Total minimum future rental payments	$3,370,842

NOTE 12 - RELATED PARTY TRANSACTIONS

Certain parties (principally certain directors and executive officers of the Company, their immediate families and business interests) were loan customers of and had other transactions in the normal course of business with the Bank. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility. As of December 31, 2007 and 2006, the Bank had related party loans totaling $4,676,630 and $3,830,686, respectively. During 2007, advances on related party loans totaled $1,665,994, and repayments were $966,565.

As of December 31, 2007 and 2006, deposits of directors and executive officers of the Company and their immediate families totaled $3,656,485 and $7,056,904, respectively.

The Bank maintains a month to month lease on property in Richland County, South Carolina for one of its loan production offices with a company that is owned by one of its directors. The lease payment is $613 per month, which is considered to be fair market value, and can be cancelled with 30 days notice.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

The Company may from time to time be subject to claims and lawsuits which arise primarily in the ordinary course of business. Management is not aware of any legal proceedings which would have a material adverse effect on the financial position or operating results of the Company.

NOTE 14 - STOCK WARRANTS

The organizers of the Company, including all of the directors of the Company received stock warrants giving them the right to purchase two shares for every three shares they purchased in the initial offerings of the Company’s common stock at a price of $10 per share. One third of the warrants vested each July 15 of 2003, 2004 and 2005 and will expire on July 15, 2012. Warrants held by directors of the Company will expire 90 days after the director ceases to be a director or officer of the Company (365 days if due to death or disability). At December 31, 2007 and 2006, warrants for 200,555 shares had been granted and all were exercisable. The aggregate intrinsic value of warrants outstanding and exercisable was $1,544,274 and $1,596,418 as of December 31, 2007 and 2006, respectively.

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

NOTE 15 - STOCK COMPENSATION PLANS AND ARRANGEMENTS

Under the terms of an employment agreement with the Company’s Chief Executive Officer (CEO), stock options were granted to him as part of his compensation and benefits package. Under the agreement, the CEO was granted 64,701 stock options on July 15, 2002. These options vest at a rate of 20% per year for five years, beginning with the grant date. The options have an exercise price of $10.00 per share and terminate ten years after the date of grant.

On April 23, 2003 the Company established the Carolina National Corporation 2003 Stock Option Plan, (“2003 Stock Plan”) that provides for the granting of options to purchase up to 129,402 shares of the Company’s common stock to directors, officers, or employees of the Company. Additionally, on May 7, 2007 the Company established The Carolina National Corporation Long Term Incentive Plan (“Long Term Plan”) that provides for the granting of stock options, stock appreciation rights (“SARS”), restricted stock, performance units, and other stock-based awards covering up to 227,100 shares of the common stock to directors, officers, employees, or consultants of the Company. The per-share exercise price of stock options granted under both plans is the fair market value of the common stock at the time of the grant, and the strike price of freestanding SARs under the Long Term Plan is also the fair market value of the common stock on the date of grant unless provided otherwise by the Compensation Committee. As of December 31, 2007, there were 17,368 shares available for grant under the 2003 Stock Plan and 227,100 shares available for grant under the Long Term Plan.

There were 22,940 options granted during the twelve months ended December 31, 2007 . These options were awarded to directors in lieu of director fees, at a weighted average price of $16.41. A total of 20,000 of these grants were made on July 1, 2007 with a vesting period of five years, while the remaining 2,940 shares were vested upon their date of grant.

A summary of the status of the Company's stock options as of December 31, 2007 and 2006, and changes during each year is presented below:

	2007		2006
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price
Outstanding at beginning of year	94,301	$10.55	102,501	$10.43
Granted	22,940	16.41	5,900	18.49
Exercised	14,520	10.00	1,200	10.00
Cancelled	4,407	14.96	12,900	13.07
Outstanding at end of year	98,314	$11.77	94,301	$10.55

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

The following table summarizes information about stock options outstanding under the Company’s plan at December 31, 2007:
	Outstanding	Exercisable
Number of options	98,314	77,114
Weighted average remaining life	7.79 years	7.74 years
Weighted average exercise price	$11.77	$10.57
High exercise price	18.49	18.25
Low exercise price	10.00	10.00
Aggregate intrinsic value	573,913	550,033

		Weighted
		Average
		Grant-Date
	Shares	Fair Value
Nonvested at January 1, 2007	17,540	$3.89
Granted	22.940	7.59
Vested	(14,873)	5.04
Forfeited	4,407	5.05
Nonvested at December 31, 2007	21,200	$7.20

As of December 31, 2007, $152,500 of compensation cost not yet recognized was related to the nonvested awards.

NOTE 16 - INCOME PER SHARE

Basic income per share is computed by dividing net income by the weighted-average number of common shares outstanding. Diluted income per share is computed by dividing net income by the weighted-average number of common shares outstanding and dilutive common share equivalents using the treasury stock method. Dilutive common share equivalents include common shares issuable upon exercise of outstanding stock warrants and stock options.

	2007	2006
Net income per share - basic computation:
Net income to common shareholders	$1,413,688	$1,929,182
Average common shares outstanding - basic	$2,582,825	2,575,002
Basic income per share	$.55	$.75

Net income per share - dilutive computation:
Net income to common shareholders	$1,413,688	$1,929,182
Average common shares outstanding - basic	2,582,825	2,575,002
Incremental shares from assumed conversion of
stock warrants and options	68,062	84,263
Average common shares outstanding - diluted	2,650,887	2,659,265
Diluted income per share	$.53	$.73

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

NOTE 17 - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct adverse material effect on the Bank’s financial condition. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios of Tier 1 and total capital as a percentage of assets and off-balance-sheet exposures, adjusted for risk weights ranging from 0% to 100%. For the Bank, Tier 1 capital consists of common shareholders’ equity, excluding the unrealized gain or loss on securities available-for-sale, minus certain intangible assets. For the Bank, Tier 2 capital consists of the allowance for loan losses and subordinated debt subject to certain limitations. Total capital for purposes of computing the capital ratios consists of the sum of Tier 1 and Tier 2 capital. The regulatory minimum requirements are 4% for Tier 1 and 8% for total risk-based capital.

The Bank is also required to maintain capital at a minimum level based on total assets, which is known as the leverage ratio. Only the strongest banks are allowed to maintain capital at the minimum requirement of 3%. All others are subject to maintaining ratios 1% to 2% above the minimum.

As of capitalized under the regulatory framework for prompt corrective action. There are no conditions or events that management believes have changed the Bank’s category.

The following table summarizes the capital amounts and ratios of the Bank and the regulatory minimum requirements at December 31, 2007 and 2006.December 31, 2007, the most recent notification from the Bank’s primary regulator categorized it as well-capitalized.

					To Be Well-
					Capitalized Under
			For Capital		Prompt Corrective
(Dollars in thousands)	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2007
Total capital (to risk-weighted assets)	$31,498	14.86%	$16,955	8.00%	$21,193	10.00%
Tier 1 capital (to risk-weighted assets)	29,017	13.69%	7,727	4.00%	11,965	6.00%
Tier 1 capital (to average assets)	29,017	12.63%	8,440	4.00%	10,737	5.00%

December 31, 2006
Total capital (to risk-weighted assets)	$23,537	11.57%	$16,280	8.00%	$20,350	10.00%
Tier 1 capital (to risk-weighted assets)	21,105	10.37%	7,273	4.00%	11,343	6.00%
Tier 1 capital (to average assets)	21,105	10.27%	7,357	4.00%	9,413	5.00%

At December 31, 2007 and 2006 the parent Company was required to have a total capital to risk-weighted assets ratio of at least 8.00%, a Tier 1 capital to risk-weighted assets ratio of at least 4.00% and a Tier 1 capital to average assets ratio of at least 4.00%. The Company exceeded those limits for both 2007 and 2006. The Federal Reserve expects bank holding companies with higher levels of risks, or that are experiencing or anticipating significant growth, to maintain capital well above the minimums.

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

NOTE 18 - UNUSED LINES OF CREDIT

As of December 31, 2007, the Bank had lines of credit to purchase federal funds from unrelated banks totaling $6,200,000. These lines of credit are available on a one to fourteen day basis for general corporate purposes. As of December 31, 2007, the Bank had $1,353,000 drawn on these lines of credit. The Bank has a line of credit to borrow funds from the Federal Home Loan Bank up to 10% of the Bank’s total assets as, which meant $22,054,900 was available as of December 31, 2007. As of December 31, 2007, the Bank had no funds outstanding on this line. The Company also had a line of credit to borrow funds from Chase Bank up to $10,000,000 as of December 31, 2007. As of December 31, 2007, the Company did not owe any balance on this line.

NOTE 19 - SHAREHOLDERS’ EQUITY

Stock Offering - On December 15, 2005, the Company closed on a secondary stock offering whereby 1,000,000 shares of the Company’s stock were issued at $16.00 per share. Net proceeds after deducting underwriter discounts and expenses were approximately $14.8 million. Proceeds from the offering are being used to support the growth of the Company. As part of the offering, the Company gave the underwriter an option to purchase an additional 150,000 shares at the offering price for a period of 45 days. This option was exercised in 2006 and the additional proceeds from the sale of this purchase option are also being used to support the growth of the Company. No additional offerings were made during 2007.

Restriction on Dividends - The ability of the Company to pay cash dividends is dependent upon receiving cash in the form of dividends from the Bank. However, there are restrictions on the ability of the Bank to transfer funds to the Company in the form of cash dividends, loans, or advances. The approval of the Office of the Comptroller of the Currency is required to pay dividends in excess of the Bank’s net profits (as defined) for the current year plus retained net profits (as defined) for the preceding two years, less any required transfers to surplus. As of December 31, 2007 the Bank had $981,658 in retained earnings available for dividends. Management decided to retain these earnings to support future growth instead of paying dividends. As of December 31, 2006, the Bank had no retained earnings available for dividends.

NOTE 20 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to extend credit and standby letters of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. A commitment involves, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The Company’s exposure to credit loss in the event of nonperformance by the other party to the instrument is represented by the contractual notional amount of the instrument. Since certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company uses the same credit policies in making commitments to extend credit as it does for on-balance-sheet instruments. Standby letters of credit are conditional commitments issued to guarantee a customer’s performance to a third party and have essentially the same credit risk as other lending facilities.

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

Collateral held for commitments to extend credit and standby letters of credit varies but may include accounts receivable, inventory, property, plant, equipment and income-producing commercial properties.

The following table summarizes the Company's off-balance-sheet financial instruments whose contract amounts represent credit risk:
	December 31,
	2007	2006
Commitments to extend credit	$45,108,218	$37,373,769

Standby letters of credit	$2,948,631	$1,568,954

NOTE 21 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instruments. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors.

The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Cash and Due from Banks - The carrying amount is a reasonable estimate of fair value.

Federal Funds Sold - Federal funds sold are for a term of one day, and the carrying amount approximates the fair value.

Investment Securities - The Company has no securities available-for-sale. The carrying value of nonmarketable equity securities approximates the fair value since no ready market exists for the stocks.

Loans receivable - For certain categories of loans, such as variable rate loans which are repriced frequently and have no significant change in credit risk, fair values are based on the carrying amounts. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Deposits - The fair value of demand deposits, savings, and money market accounts is the amount payable on demand at the reporting date. The fair values of certificates of deposit are estimated using a discounted cash flow calculation that applies current interest rates to a schedule of aggregated expected maturities.

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

Advances from Federal Home Loan Bank - The fair value of fixed rate borrowings are estimated using a discounted cash flow calculation that applies the Company’s current borrowing rate from the Federal Home Loan Bank.

Accrued Interest Receivable and Payable - The carrying value of these instruments is a reasonable estimate of fair value.

Off-Balance-Sheet Financial Instruments - The carrying amount for loan commitments and standby letters of credit which are off-balance-sheet financial instruments approximates the fair value since the obligations are typically based on current market rates

The carrying values and estimated fair values of the Company’s financial instruments are as follows:

	December 31,
	2007		2006
	Carrying	Estimated	Carrying	Estimated
Financial Assets:	Amount	Fair Value	Amount	Fair Value
Cash and due from banks	$11,633,783	$11,633,783	$3,232,394	$3,232,394
Federal funds sold	-	-	8,803,000	8,803,000
Nonmarketable equity securities	1,275,700	1,275,700	644,400	644,400
Loans receivable	206,216,093	204,882,313	194,784,723	191,695,691
Accrued interest receivable	984,954	984,954	1,119,030	1,119,030

Financial Liabilities:
Demand deposit, interest-bearing
transaction, and savings accounts	$51,336,088	$51,336,088	$62,945,767	$62,945,767
Certificates of deposit and other
time deposits	133,615,807	133,968,763	112,636,416	112,748,370
Advances from Federal Home
Loan Bank	-	-	1,000,000	997,632
Federal Funds Purchased	1,353,000	1,353,000	-	-
Accrued interest payable	1,732,481	1,732,481	1,531,840	1,531,840

	Notional	Estimated	Notional	Estimated
	Amount	Fair Value	Amount	Fair Value
Off-Balance Sheet Financial Instruments:
Commitments to extend credit	$45,108,218	$-	$37,373,769	$-
Standby letters of credit	2,948,631	-	1,568,954	-

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

NOTE 22 - CAROLINA NATIONAL CORPORATION (PARENT COMPANY ONLY)

Presented below are the condensed financial statements for Carolina National Corporation (Parent Company Only).

Condensed Balance Sheets
	December 31,
	2007	2006
Asset
Cash	$2,607,605	$8,401,148
Investment in banking subsidiary	29,524,659	21,971,702
Loans receivable	-	168,527
Less allowance for loan losses	-	2,600
Loans, net	-	165,927
Other assets	128,624	54,198
Total assets	$32,260,888	$30,592,975

Shareholders’ Equity	$32,260,888	$30,592,975

Condensed Statements of Operations
For the years ended December 31, 2007 and 2006

	2007	2006
Income	$7,105	$13,899

Expenses
Other expenses	178,698	112,705

Income (loss) before income taxes and equity in
undistributed income of banking subsidiary	(171,593)	(98,806)

Income tax	75,325	42,081

Equity in undistributed income of banking subsidiary	1,509,956	1,985,907

Net income	$1,413,688	$1,929,182

CAROLINA NATIONAL CORPORATION AND SUBSIDIARY

Condensed Statements of Cash Flows
For the years ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net income	$1,413,688	$1,929,182
Adjustments to reconcile net income to net cash
provided by operating activities:
Provision for loan losses	(2,600)	-
Stock based compensation expense	66,025	31,729
Increase in other assets	(74,427)	(54,198)
Equity in undistributed income of banking subsidiary	(1,509,956)	(1,985,907)
(Decrease) increase in other liabilities	-	(126,506)
Net cash used for operating activities	(107,270)	(205,700)

Cash flows from investing activities:
Capital contribution to subsidiary bank	(6,000,000)	(1,500,000)
Net (decrease) increase in loans	168,527	5,245
Net cash used by investing activities	(5,831,473)	(1,494,755)

Cash flows from financing activities:
Proceeds from exercise of stock options	145,200	12,000
Issuance of common stock, net	-	2,245,344
Net cash provided by financing activities	145,200	2,257,344

Net increase (decrease) in cash and cash equivalents	(5,793,543)	556,889

Cash and cash equivalents, beginning of year	8,401,148	7,844,259

Cash and cash equivalents, end of year	$2,607,605	$8,401,148